UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 25, 2011

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Bylaws:

IBM’s bylaws were amended effective January 25, 2011 to effect the changes described below.  The amended bylaws are attached hereto as Exhibit 3.2.

Article II, Section 2 was amended to give the Board flexibility in determining the date of the annual meeting of stockholders.  Article III, Section 6 was amended to allow the other members of the Executive Committee to call a special meeting of the Board if the Chairman of the Board is unavailable.  Article III, Section 7 was amended to remove the 24-hour notice period required to call a special meeting of the Board.  Article IV, Section 1 was amended to formalize membership of the Executive Committee as the Chairman of the Board and each of the chairs of IBM’s three Board committees.   Article VI, Section 6 was amended to modify the indemnification provision to clarify that no retroactive amendments are allowed to the detriment of officers and directors, to allow officers and directors to recoup expenses incurred with successful enforcement of indemnification, and to make other miscellaneous changes to the provision.

The foregoing summary of these amendments is qualified in its entirety by reference to the text of IBM’s bylaws, as amended through January 25, 2011.

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 27, 2011

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel & Secretary